SUBSCRIPTION AGREEMENT

         1. Subscription. Subject to the terms and conditions hereof the undersigned, intending to be legally bound, irrevocably subscribes for and agrees to purchase that number of shares of common stock ("Shares") of Molecular Diagnostics and Therapeutics, Inc., a Colorado corporation (the "Company"), set forth on the signature page hereof, for the price stated thereon. This subscription is made in connection with an offering by the Company of up to 1,000,000 shares of its common stock sold pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Ac"). This Offering will continue until the Company has sold a maximum of 1,000,000 shares totaling $10,000,000 or the termination date of May 15, 2001 whichever occurs first. If the minimum is not achieved by the termination date, subscriber's funds will be promptly returned without interest or deduction.

         2.   Representations  and  Warranties  of  Investor.   The  undersigned
represents and warrants to the Company that:

                  2.1 Warning. The undersigned acknowledges and understands that
(a) the Shares are being offered in reliance on an offering pursuant to a Form SB-2 Registration Statement under the Act; (b) there is presently little public market for the Shares, and an active market may not develop after the Offering; and (c) the undersigned may not be able to liquidate his or her investment in the event of an emergency.

                  2.2 Warning. The undersigned understand that no federal or state agency has made any findings or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Shares.

         3. Irrevocability. The undersigned hereby acknowledges and agrees that, except as otherwise provided by the laws of the State of Colorado, this subscription is irrevocable and the undersigned is not entitled to cancel or withdraw it.

         4. Joint and Several Undertaking; Entities. If more than one person is signing this Agreement, each representation, warranty and undertaking herein shall be the joint and several representation, warranty and undertaking of each such person. If the undersigned is a partnership, corporation, trust or other entity, the undersigned further represents and warrants that (a) the individual executing this Agreement has full power and authority to execute and deliver this Agreement on behalf of the undersigned; (b) the undersigned has full right and power to perform its obligations pursuant to the provisions hereof; and (c) the undersigned was not formed for the specific purpose of acquiring Shares.

         5. Survival. Each representation and warranty contained herein and all information furnished by the undersigned to the Company is true, correct and complete in all respects as of the date hereof, and the same will be true, correct and complete as of the date on which this subscription is accepted by the Company, as if made on such date. The undersigned undertakes to notify the Company immediately of any change in any representation, warranty, or other information set forth herein. The undersigned agrees to indemnify and hold harmless the Underwriter and the Company, its officers, directors, and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty of the undersigned.

         6. Non-assignment. This Agreement shall not be assignable by the undersigned without the prior written consent of the Company.

         7. Acceptance by the Company. The Company reserves the right to accept or reject any subscription in whole or in part in its sole and absolute discretion. No subscription will be effective until accepted by the Company. If the Company decides to reject a subscription, it will do so in writing within a reasonable time after having received it.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         Within five days of its receipt of a subscription agreement from the Underwriter, confirming that an accompanying check for the purchase price of Shares has been received, following escrow, the Company will send by first-class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by the Company. The Company reserves the right to reject orders for the purchases of Shares in whole or in part. Not more than thirty days following the mailing of its written confirmation, and upon achieving the minimum number of total shares to be sold, a subscriber's Common Stock certificate will be mailed by first-class mail. The Company shall not use the proceeds paid by an investor until such time as the minimum number of shares has been sold nor until the Common Stock certificate evidencing such investment has been mailed.

         Funds will be deposited to an escrow account established in the Company's name at Norwest Investment Management and Trust, Corporate Trust and Escrow Services, 1740 Broadway, Denver, CO 80274-8693.


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      Molecular Diagnostics and Therapeutics, Inc., Subscription Agreement

                                 Signature Page

         The undersigned, by executing this Signature Page, agrees to all of the terms, conditions, warranties and representations in the accompanying Subscription Agreement, and subscribes for the number of shares of the Company's Common Stock set forth below at a price of $10.00 per share.

         Number of Shares Subscribed for:    ___________________
         Total Purchase Price:              $___________________

         A check in the full amount of the purchase price, payable to "Molecular Diagnostics and Therapeutics, Inc. Escrow Account" accompanies this executed Subscription Agreement.

Form of Ownership:

         __Individual                         __Partnership
         __Joint Tenants With Rights of       __Trust
             survivorship (both sign)         __Limited Liability Company, LLC
         __Tenants in Common (all sign)       __Corporation

INDIVIDUALS

_________________________         _____________________________    ___________
Signature of Subscriber                        Print Name              Date

______________________________________________________________________________
Mailing Address

_________________________________      _______________________________________
Telephone Number                       Social Security Number




_________________________         _____________________________    ___________
Signature of Subscriber                        Print Name              Date

______________________________________________________________________________
Mailing Address

_________________________________      _______________________________________
Telephone Number                       Social Security Number

CORPORATIONS, TRUSTS, PARTNERSHIP, LLCs

______________________________________________________________________________
Name of Corporation, Trust, Partnership or LLC

By:   ________________________________________   _____________________________
      Signature of Authorized Representative     Print Name

      ________________________________________   _____________________________
      Capacity of Authorized Representative      Date

______________________________________________________________________________
Mailing Address

**********************
Accepted as to              Shares on                         .
               ------------           ------------------------

Molecular Diagnostics and Therapeutics, Inc.

By:_________________________________________
      Its:__________________________________

Please make your check payable to: Molecular Diagnostics and Therapeutics, Inc. Escrow Account.

Mail to: Norwest Investment Management and Trust
         Corporate Trust and Escrow Services
         1740 Broadway
         Denver, CO  80274-8693

Are you an officer or director of a publicly held company? _______

Are you over 21 years of age? ______

Name of address of employer ________________________________________________

____________________________________________________________________________

Occupation_______________________________

Individual income $______________   with spouse $_________

Net Worth $___________________

Investment objective:  conservative ____ speculative ____ income____